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                                                   Exhibit (15)




Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 10549



            RE: Ecolab Inc. Registration Statements on Form S-8 (Registration Nos. 2-60010; 2-74944; 33-1664;
                  33-41828; 2-90702; 33-18202; 33-55986; 33-56101
                  33-26241; 33-34000; 33-56151; 33-39228; 33-56125
                  33-55984; 33-60266; 33-65364; and 33-59431) and
                  Ecolab Inc. Registration Statements on Form S-3 (Registration Nos. 33-57197 and 333-14771)

We are aware that our report dated October 22, 1996 on our reviews of interim financial information of Ecolab Inc. for the periods ended September 30, 1996 and 1995, and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1996, is incorporated by reference in these registration statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                              /s/ Coopers & Lybrand L.L.P.
                              COOPERS & LYBRAND L.L.P.



Saint Paul, Minnesota
November 12, 1996